Exhibit 99.1

Press Release

PRGX Global, Inc. Announces Second Quarter 2018 Financial Results

ATLANTA, August 9, 2018 - PRGX Global, Inc. (Nasdaq: PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced its unaudited financial results for the second quarter ended June 30, 2018.

“We continued our strong performance in the second quarter, delivering our eighth straight quarter of year-over-year revenue and adjusted EBITDA growth. Revenue from continuing operations in the second quarter grew over 9% and adjusted EBITDA from continuing operations grew over 17%. Also noteworthy in the second quarter was year-over-year revenue growth of over 47% in Adjacent Services. We are pleased with our second quarter results, achieving growth in every service line and in each region,” said Ron Stewart, president and chief executive officer.

“Our new business pipeline is strong and growing, providing continued momentum into the back half of 2018. Since the beginning of the year we have added more than 20 new clients and secured more than 25 service expansions in existing clients. Given our strong performance in the first half of the year and positive outlook for the remainder of the year, we remain on track to meet our 2018 guidance of year-over-year revenue growth in the range of 8% to 10% and adjusted EBITDA growth in the range of 17% to 22%,” concluded Stewart.

Consolidated Results from Continuing Operations for the Three Months Ended June 30, 2018

Consolidated revenue from continuing operations for the second quarter of 2018 was $42.1 million, compared to $38.5 million for the same period last year, an increase of 9.3%. Second quarter 2018 revenue from the Recovery Audit Services segments was $40.4 million compared to $37.3 million in the prior year, and from the Adjacent Services segment was $1.7 million compared to $1.2 million in 2017. On a constant dollar basis adjusted for changes in foreign exchange rates, consolidated revenue from continuing operations increased by 8.5% in the second quarter of 2018, compared to the same period in the prior year. On a constant dollar basis, revenue from the Recovery Audit Services segments increased 7.2% and revenue from the Adjacent Services segment increased 49.3% for the second quarter of 2018 compared to the same period in 2017.

Total cost of revenue from continuing operations for the second quarter of 2018 was $27.4 million, or 65.0% of revenue, compared to $25.6 million, or 66.5% of revenue, in the same period last year, an improvement of approximately 150 basis points in gross margin as a percentage of revenue.

Selling, general and administrative expenses from continuing operations for the second quarter of 2018 were $12.8 million, compared to $11.4 million in the prior year period. The increase in SG&A expenses for this period was primarily attributable to planned investments in our product development organization and global go-to-market team.

Consolidated net loss from continuing operations for the second quarter of 2018 was $2.9 million, or a negative $0.13 per basic and diluted share, compared to net loss of $0.3 million, or a negative $0.01 per basic and diluted share, for the same period in 2017.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the second quarter of 2018 was $4.1 million, or 9.7% of revenue, compared to Adjusted EBITDA of $3.5 million, or 9.0% of revenue, in the second quarter of 2017, an increase of 17.4%. Schedule 3 attached to this press release provides a reconciliation of net loss to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Consolidated Results from Continuing Operations for the Six Months Ended June 30, 2018

Consolidated revenue from continuing operations for the six months ended June 30, 2018 was $78.8 million, compared to $72.1 million for the same period last year, an increase of 9.3%. For the six months ended June 30, 2018, revenue from the Recovery Audit Services segments was $76.3 million compared to $69.5 million in the prior year, and from the Adjacent Services segment was $2.5 million compared to $2.5 million in 2017. On a constant dollar basis adjusted for changes in foreign exchange rates, consolidated revenue from continuing operations increased by 7.2% in the six months ended June 30, 2018, compared to the same period in the prior year. On a constant dollar basis, revenue from the Recovery Audit Services segments increased 7.6% and revenue from the Adjacent Services segment decreased 3.1% for the for the six months ended June 30, 2018 compared to the same period in 2017.

Total cost of revenue from continuing operations for the six months ended June 30, 2018 was $52.2 million, or 66.2% of revenue, compared to $48.6 million, or 67.5% of revenue, in the same period last year, an improvement of approximately 130 basis points in gross margin as a percentage of revenue.

SG&A expenses from continuing operations for the six months ended June 30, 2018 were $24.1 million, compared to $22.0 million in the prior year period. The increase in SG&A expenses for this period was primarily attributable to planned investments in our product development organization and global go-to-market team.

Consolidated net loss from continuing operations for the six months ended June 30, 2018 was $5.2 million, or $0.23 per basic and diluted share, compared to a net loss of $2.2 million, or $0.10 per basic and diluted share, for the same period in 2017.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the six months ended June 30, 2018 was $7.4 million, or 9.4% of revenue, compared to Adjusted EBITDA of $5.6 million, or 7.8% of revenue, for the same period in the prior year. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Cash Flow and Liquidity

Net cash used by operating activities for the second quarter of 2018 was $3.5 million compared to net cash provided of $4.6 million in the second quarter of the prior year, and net cash used was $6.5 million for the six months ended June 30, 2018 compared to net cash provided of $1.3 million in the same period in the prior year.

At June 30, 2018, the Company had unrestricted cash and cash equivalents of $9.7 million, and borrowings of $17.6 million against its $35.0 million revolving credit facility. During the second quarter of 2018, the Company borrowed $4 million from its revolving credit facility to pay contingent consideration related to a prior acquisition.

Second Quarter Earnings Call

As previously announced, management will hold a conference call later today at 5:00 PM (Eastern time) to discuss the Company’s second quarter 2018 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 9099844.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through September 30, 2018. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/en-us/downloads.

About PRGX

PRGX Global, Inc. is a global leader in Recovery Audit and Spend Analytics services. With over 1,500 employees, the Company serves clients in more than 30 countries and provides its services to 75% of the top 20 global retailers and over 25% of the top 50 companies in the Fortune 500. PRGX delivers more than $1 billion in cash flow improvement for its clients each year. The creator of the recovery audit industry more than 40 years ago, PRGX continues to innovate through technology and expanded service offerings. In addition to Recovery Audit, PRGX provides Contract Compliance, Spend Analytics and Supplier Information Management services to improve clients’ financial performance and manage risk. For additional information on PRGX, please visit www.prgx.com

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects, the Company’s execution of its business strategy, the sustainability and predictability of the Company’s growth, the Company’s sales pipeline, and the Company’s expectations regarding its 2018 financial performance. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation or duty to update or modify these forward-looking statements

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

This news release was distributed by GlobeNewswire, www.globenewswire.com

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017
Revenue, net	$42,102	$38,510	$78,823	$72,079
Operating expenses:
Cost of revenue	27,389	25,605	52,186	48,631
Selling, general and administrative expenses	12,809	11,424	24,073	21,960
Depreciation of property and equipment	2,360	1,109	3,583	2,329
Amortization of intangible assets	864	722	1,652	1,444

Total operating expenses	43,422	38,860	81,494	74,364

Operating loss from continuing operations	(1,320)	(350)	(2,671)	(2,285)

Foreign currency transaction losses (gains) on short-term intercompany balances	880	(957)	660	(1,509)
Interest expense, net	486	48	884	85
Other loss (income)	5	5	17	(194)

(Loss) income from continuing operations before income taxes	(2,691)	554	(4,232)	(667)

Income tax expense	189	879	976	1,506

Net loss from continuing operations	$(2,880)	$(325)	$(5,208)	$(2,173)

Discontinued operations:
Loss from discontinued operations	(26)	(349)	(359)	(685)
Income tax expense	—	—	—	—

Net loss from discontinued operations	(26)	(349)	(359)	(685)

Net loss	$(2,906)	$(674)	$(5,567)	$(2,858)

Basic loss per common share:
Basic loss from continuing operations	$(0.13)	$(0.01)	$(0.23)	$(0.10)
Basic loss from discontinued operations	—	(0.02)	(0.01)	(0.03)

Total basic loss per common share	$(0.13)	$(0.03)	$(0.24)	$(0.13)

Diluted loss per common share:
Diluted loss from continuing operations	$(0.13)	$(0.01)	$(0.23)	$(0.10)
Diluted loss from discontinued operations	—	(0.02)	(0.01)	(0.03)

Total diluted loss per common share	$(0.13)	$(0.03)	$(0.24)	$(0.13)

Weighted average common shares outstanding:
Basic	23,283	22,227	22,930	22,087

Diluted	23,283	22,227	22,930	22,087

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	June 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$9,731	$18,823
Restricted cash	159	51
Receivables:
Contract receivables, net	38,152	38,767
Employee advances and miscellaneous receivables, net	1,358	1,665

Total receivables	39,510	40,432
Prepaid expenses and other current assets	4,348	4,608

Total current assets	53,748	63,914
Property and equipment, net	19,163	17,478
Goodwill	17,591	17,648
Intangible assets, net	16,773	18,478
Deferred income taxes	1,378	1,538
Other assets	1,726	1,162

Total assets	$110,379	$120,218

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,263	$8,548
Accrued payroll and related expenses	10,239	13,078
Refund liabilities	8,499	7,864
Deferred revenue	1,795	1,431
Current portion of long-term debt	48	48
Current portion of long-term incentive compensation liability	998	5,116
Current portion of business acquisition obligations	5,444	3,759

Total current liabilities	34,286	39,844
Long-term debt	17,543	13,526
Business acquisition obligations	—	5,135
Refund liabilities	287	957
Other long-term liabilities	461	442

Total liabilities	52,577	59,904

Shareholders’ equity:
Common stock	235	224
Additional paid-in capital	583,468	580,032
Accumulated deficit	(525,616)	(520,049)
Accumulated other comprehensive income	(285)	107

Total shareholders’ equity	57,802	60,314

Total liabilities and shareholders’ equity	$110,379	$120,218

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Loss to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017
Reconciliation of net income (loss) to EBIT, EBITDA and Adjusted EBITDA:
Net loss	$(2,906)	$(674)	$(5,567)	$(2,858)

Income tax expense	189	879	976	1,506
Interest expense, net	486	48	884	85

EBIT	(2,231)	253	(3,707)	(1,267)

Depreciation of property and equipment	2,360	1,113	3,584	2,333
Amortization of intangible assets	864	722	1,652	1,444

EBITDA	993	2,088	1,529	2,510

Foreign currency transaction losses (gains) on short-term intercompany balances	880	(957)	660	(1,509)
Transformation severance and related expenses	1,315	314	1,989	899
Other loss (income)	5	5	17	(194)
Stock-based compensation	873	1,688	2,818	3,254

Adjusted EBITDA	$4,066	$3,138	$7,013	$4,960

Adjusted EBITDA from continuing operations	$4,092	$3,484	$7,371	$5,641

Adjusted EBITDA from discontinued operations	$(26)	$(346)	$(358)	$(681)

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(2,906)	$(674)	$(5,567)	$(2,858)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,224	1,833	5,235	3,773
Amortization of deferred debt costs	24	20	32	20
Deferred income taxes	—	—	169	—
Stock-based compensation expense	873	1,688	2,818	3,254
Foreign currency transaction losses (gains) on short-term intercompany balances	880	(957)	660	(1,509)
Long-term incentive compensation payout	—	—	(5,380)
(Increase) decrease in receivables	(6,018)	117	(118)	2,154
Increase (decrease) in accounts payable, accrued payroll and other accrued expenses	96	4,436	(5,609)	282
Other, primarily changes in assets and liabilities	316	(1,846)	1,280	(3,840)

Net cash (used in) provided by operating activities	(3,511)	4,617	(6,480)	1,276

Cash flows from investing activities:
Acquistion of businesses, net of cash acquired	—	12	19	(10,128)
Purchases of property and equipment, net of disposals	(2,807)	(2,549)	(5,327)	(4,049)

Net cash used in investing activities	(2,807)	(2,537)	(5,308)	(14,177)

Cash flows from financing activities:
Net borrowings under line of credit	4,000	—	4,000	10,000
Payment of earnout liability related to business acquisitions	(4,000)	—	(4,000)	—
Other, net	785	222	1,957	604

Net cash provided by financing activities	785	222	1,957	10,604

Effect of exchange rates on cash and cash equivalents	316	(967)	739	(556)

Net change in cash and cash equivalents	(5,217)	1,335	(9,092)	(2,853)

Cash and cash equivalents at beginning of period	14,948	11,535	18,823	15,723

Cash and cash equivalents at end of period	$9,731	$12,870	$9,731	$12,870

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017	Change	2018	2017	Change
Revenue
Recovery Audit Services - Americas	$28,912	$26,553	$2,359	$54,870	$50,936	$3,934
Recovery Audit Services - Europe/Asia-Pacific	11,445	10,773	672	21,472	18,604	2,868
Adjacent Services	1,745	1,184	561	2,481	2,539	(58)

Total	$42,102	$38,510	$3,592	$78,823	$72,079	$6,744

Cost of revenue
Recovery Audit Services - Americas	$19,113	$17,324	$1,789	$35,264	$32,602	$2,662
Recovery Audit Services - Europe/Asia-Pacific	6,834	6,717	117	13,919	12,903	1,016
Adjacent Services	1,442	1,564	(122)	3,003	3,126	(123)

Total	$27,389	$25,605	$1,784	$52,186	$48,631	$3,555

Selling, general and administrative expenses
Recovery Audit Services - Americas	$2,897	$2,615	$282	$5,688	$4,658	$1,030
Recovery Audit Services - Europe/Asia-Pacific	1,737	1,786	(49)	3,108	3,133	(25)
Adjacent Services	523	959	(436)	854	2,130	(1,276)
Corporate	7,652	6,064	1,588	14,423	12,039	2,384

Total	$12,809	$11,424	$1,385	$24,073	$21,960	$2,113

Depreciation of property and equipment
Recovery Audit Services - Americas	$1,719	$779	$940	$2,616	$1,689	$927
Recovery Audit Services - Europe/Asia-Pacific	206	152	54	348	292	56
Adjacent Services	435	178	257	619	348	271

Total	$2,360	$1,109	$1,251	$3,583	$2,329	$1,254

Amortization of intangible assets
Recovery Audit Services - Americas	$436	$328	$108	$773	$657	$116
Recovery Audit Services - Europe/Asia-Pacific	38	—	38	99	—	99
Adjacent Services	390	394	(4)	780	787	(7)

Total	$864	$722	$142	$1,652	$1,444	$208

Operating income (loss)
Recovery Audit Services - Americas	$4,747	$5,507	$(760)	$10,529	$11,330	$(801)
Recovery Audit Services - Europe/Asia-Pacific	2,630	2,118	512	3,998	2,276	1,722
Adjacent Services	(1,045)	(1,911)	866	(2,775)	(3,852)	1,077
Corporate	(7,652)	(6,064)	(1,588)	(14,423)	(12,039)	(2,384)

Total	$(1,320)	$(350)	$(970)	$(2,671)	$(2,285)	$(386)

Adjusted EBITDA
Recovery Audit Services - Americas	$7,388	$6,802	$586	$14,467	$13,940	$527
Recovery Audit Services - Europe/Asia-Pacific	3,346	2,354	992	5,460	2,790	2,670
Adjacent Services	(220)	(1,293)	1,073	(1,308)	(2,672)	1,364
Corporate	(6,422)	(4,379)	(2,043)	(11,248)	(8,417)	(2,831)

Total	$4,092	$3,484	$608	$7,371	$5,641	$1,730

*

The Recovery Audit Services - Americas segment represents recovery audit services provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents recovery audit services provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents advisory analytics and supplier information management services.